Exhibit 99.1

Thorne HealthTech Reports First Quarter 2022 Results

Reaffirms Full-Year 2022 Guidance

NEW YORK, May 11, 2022 /PRNewswire/ -- Thorne HealthTech, Inc. (“Thorne HealthTech” or the “Company”) (NASDAQ: THRN), a leader in developing personalized, innovative solutions to help people live healthier, longer lives, today announced its financial results for the first quarter ended March 31, 2022.

Highlights:

•
Net sales grew 22.9% to $54.7 million, with direct-to-consumer (“DTC”) sales growth of 33.0%
•
Gross profit grew 29.6% to $30.1 million; gross margin increased 285 basis points to 55.1%
•
Net income attributable to common stockholders of $5.0 million; adjusted EBITDA of $8.7 million
•
Diluted earnings per share of $0.09; adjusted diluted earnings per share of $0.12
•
Full-year 2022 guidance reaffirmed for projected net sales of $240 million to $250 million; adjusted EBITDA of $30 million to $35 million; and adjusted EPS of $0.28 to $0.30

“Our solid first quarter performance was driven by robust growth across sales channels,” said Paul Jacobson, Thorne HealthTech’s chairman and CEO. “More health professionals, sports organizations, and individuals are becoming aware of the science-backed solutions we offer that help optimize performance and inform personalized decisions that can lead to a longer, healthier life. With the recent launch of our healthy aging campaign, positive results from the OneDraw blood collection device study and upcoming product launches, we are strengthening our position in each of our end markets.”

Net Sales

The following table provides a summary of sales by channel for the three months ended March 31, 2022, compared to the three months ended March 31, 20211:

	Three Months Ended March 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
DTC	$25,810	$19,404	$6,406	33.0%	47.2%	43.6%
Professional/B2B	28,858	25,080	3,778	15.1%	52.8%	56.4%
Net sales	$54,668	$44,484	$10,184	22.9%	100.0%	100.0%

1 “Professional” is generally in reference to our network of health professionals; and “B2B” is generally in reference to business-to-business customers.

As of March 31, 2022, the Company’s number of active subscriptions grew 57.0% to approximately 265,000, compared to approximately 168,000 as of March 31, 2021. The Company continued to experience high customer retention, recurring purchases, and low customer acquisition costs. For each of the three months ended March 31, 2022 and 2021, the Company’s annual life-time value (“LTV”) to customer acquisition cost (“CAC”) ratio was 6.2x.

Cost of Sales and Gross Profit

The following table provides a summary of cost of sales and gross profit for the three months ended March 31, 2022, compared to the three months ended March 31, 2021:

	Three Months Ended March 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
Net sales	$54,668	$44,484	$10,184	22.9%	100.0%	100.0%
Cost of sales	24,551	21,247	3,304	15.6%	44.9%	47.8%
Gross profit	$30,117	$23,237	$13,488	29.6%	55.1%	52.2%

Operating Expenses

The following table provides a summary of select operating expenses for the three months ended March 31, 2022, compared to the three months ended March 31, 2021:

	Three Months Ended March 31,
	Amounts		Year-Over-Year		As % of Net Sales
	2022	2021	$ Change	% Change	2022	2021
(dollars in thousands)
R&D	$1,968	$907	$1,061	117.0%	3.6%	2.0%
Marketing	5,730	4,239	1,491	35.2%	10.5%	9.5%
SG&A	17,638	11,237	6,401	57.0%	32.3%	25.3%

Net Income and Diluted Earnings Per Share

The following tables provide a summary of net income attributable to common stockholders, adjusted EBITDA, adjusted net income, diluted earnings per share and adjusted diluted earnings per share for the three months ended March 31, 2022, compared to the three months ended March 31, 2021:

	Three Months Ended March 31,
	Amounts		Year-Over-Year
	2022	2021	$ Change	% Change[2]
(dollars in thousands, except per share amounts)
Net income attributable to common stockholders	$4,981	$-	$4,981	n.m.
Adjusted EBITDA	8,651	8,350	301	3.6%
Adjusted net income	6,552	6,373	179	2.8%
Diluted earnings per share	$0.09	$-	$0.09	n.m.
Adjusted diluted earnings per share	$0.12	$0.36	$(0.24)	(66.7)%

2 Not meaningful (n.m.) year-over-year comparison as it relates to the percentage change due to net earnings in the current period and net loss in the comparative prior period.

Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share (“EPS”) are provided in the “Non-GAAP Financial Measures” section of this press release.

Financial Position

As of March 31, 2022, the Company had $31.4 million in cash, and it had $2.3 million of debt outstanding, inclusive of $0.8 million attributable to finance lease liabilities.

On April 8, 2022, the Company entered into a new loan agreement that provides a $15.0 million revolving line of credit (the “Line of Credit”). Outstanding borrowings under the Line of Credit are subject to interest at a rate equal to the Bloomberg Short-Term Bank Yield Index rate, plus 1.50 percentage points, and is subject to an unused commitment fee of 0.2% per year due quarterly until the expiration of the loan agreement on March 31, 2027. There are no outstanding borrowings under the Line of Credit as of the date of this news release.

Financial Guidance

The Company is reaffirming its previously issued full-year 2022 guidance, which remains as follows:

	Low - High ($)	Low - High (Y/Y%)
Net sales	$ 240 million - $250 million	30% - 35%
Gross margin	-	53% - 55%
Adjuted EBITDA	$30 million - $35 million	46% - 70%
Adjusted diluted EPS	$0.28 - $0.30	3% - 11%

The Company’s financial guidance assumes the following:

•
Foreign exchange rates, the effects of which are currently not significant, will remain in effect throughout the year
•
Net sales attributable to the acquisition of Nutrativa are expected to contribute to between 1% and 2% of projected net sales growth for the year
•
Marketing costs are expected to be between 16% and 18% of net sales; these costs are expected to be lower in the first quarter compared to the second through fourth quarters of the year due to the anticipated timing of certain brand campaigns which have typically resulted in incremental net sales both during and after such campaigns
•
For adjusted net income and adjusted diluted earnings per share, guidance also assumes (i) an estimated full-year adjusted tax rate of 10% and (ii) diluted weighted-average shares outstanding of 62.0 million as of December 31, 2022

In addition, while the Company expects that (i) advanced purchases of necessary raw materials for its products are sufficient to meet anticipated demand for the full-year and (ii) remaining costs for the construction of its new manufacturing and distribution facility in South Carolina will approximate forecasted amounts, the Company’s guidance also assumes that existing global supply chain and inflation conditions do not further deteriorate.

Webcast and Conference Call Details

The Company will host a conference call on Thursday, May 12, 2022, at 8 a.m. (U.S. Eastern Time) to discuss its first quarter 2022 financial results. A live webcast of the call can be accessed by logging onto the investors section of the Thorne HealthTech website at https://investors.thornehealthtech.com. A replay will be available on the same website after the call.

In addition, the conference call can be accessed over the phone by dialing +1 844 200 6205 for U.S. callers, or +1 929 526 1599 for international callers, approximately 10 minutes prior to the start time. An audio replay will be available for 7 days following the call. To access the replay, dial +1 866 813 9403 (U.S.) or +44 204 525 0658 (International). The access code for the live call and replay is 237057.

About Thorne HealthTech

Thorne HealthTech is a leader in developing personalized, innovative solutions to help people life healthier, longer lives. Thorne HealthTech is a science-driven wellness company that is utilizing testing and data to create improved product efficacy and deliver personalized solutions to consumers, health professionals and corporations. Thorne HealthTech's unique, vertically integrated brands, Thorne and Onegevity, provide insights and personalized data, products, and services that help individuals take a proactive and actionable approach to improve and maintain their health over a lifetime.

Contacts

Investors: Media:
Thomas Wilson media@thorne.com
investors@thorne.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this news release, including, without limitation, statements regarding the conditions of our industry, our future results of operations and financial position, business strategy, development plans, expected research and development costs, regulatory strategy, product and service development, sales and marketing activities, international expansion efforts, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “guidance,” “may,” “will,” “should,” “would,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this news release include, but are not limited to, statements regarding financial guidance, market opportunity, ability to penetrate the market, expanded product offerings and expectations for growth. We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements are current only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in Thorne HealthTech’s filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 16, 2022 and Quarterly Report on Form 10-Q, which we plan to file on or about May 12, 2022, and other SEC filings, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

Non-GAAP Financial Measures

To provide investors with additional information regarding its financial results, the Company has provided certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share.

The Company calculates EBITDA, a non-GAAP financial measure, as net income or loss excluding depreciation and amortization, interest expense and income taxes. The Company calculates adjusted EBITDA, a non-GAAP financial measure, by further excluding non-cash items for stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees and income or loss from equity in unconsolidated affiliates. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. The Company calculates adjusted net income, a non-GAAP financial measure, as net income or loss excluding (i) stock-based compensation expenses, change in fair value of warrant liability, loss on Drawbridge step acquisition, loss on Drawbridge transaction, guarantee fees and income or loss from equity in unconsolidated affiliates and (ii) utilizing an adjusted provision for income taxes based on the Company’s estimate of applicable statutory rates.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income or loss, net income or loss and other GAAP measures of income and loss. The Company has included EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share in this press release because they are key measures used by the Company’s management to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses or income in calculating adjusted EBITDA and adjusted net income facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and adjusted EBITDA and adjusted net income, together with a reconciliation of net income or loss to each such measure, helps investors make comparisons between Thorne HealthTech and other companies that may have different capital structures, different tax rates and different forms of employee compensation. Each of EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

The Company has not reconciled the forward-looking adjusted EBITDA and adjusted diluted earnings per share guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), certain fair value measurements, acquisition transactions and integration, tax items and others that may arise during the year, each of which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

THORNE HEALTHTECH, INC.

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current Assets
Cash	$31,403,174	$51,100,915
Accounts receivable, net	9,158,909	5,285,321
Related party receivables	5,909	366,590
Inventories, net	50,424,216	41,012,124
Prepaid expenses and other current assets	4,184,583	3,494,473
Total current assets	95,176,791	101,259,423

Restricted cash	4,900,000	4,900,000
Property and equipment, net	30,862,978	27,030,400
Operating lease right-of-use asset, net	17,037,892	17,836,756
Finance lease right-of-use asset	783,075	883,076
Intangible assets, net	16,742,424	6,592,316
Goodwill	16,541,041	14,440,683
Investments	1,400,000	400,000
Equity-method investments	963,685	963,685
Other assets	1,267,885	993,538
Total assets	$185,675,771	$175,299,877

THORNE HEALTHTECH, INC.

Consolidated Balance Sheets

(unaudited)

	March 31,	December 31,
	2022	2021
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$18,042,286	$16,889,756
Accrued payroll	3,629,110	2,526,917
Other accrued expenses	1,477,320	1,144,573
Related party payable	975,344	1,634,775
Current portion of operating lease liability	2,037,520	2,633,236
Current portion of finance lease liability	403,824	413,487
Current portion of long-term debt	501,453	494,173
Total current liabilities	27,066,857	25,736,917
Long-term Liabilities
Revolving line of credit	—	—
Operating lease liability, net of current portion	27,317,015	27,605,739
Finance lease liability, net of current portion	398,578	482,544
Long-term debt, net of current portion	955,505	1,083,634
Warrant liability	2,124,485	2,058,566
Total liabilities	57,862,440	56,967,400

Commitments and Contingencies (Notes 11 and 16)

Series E convertible preferred stock; par value $0.01, 0 shares authorized as of March 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Stockholders’ Equity (Deficit)
Common stock; par value $0.01, 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 52,728,814 and 52,554,214 issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	527,288	525,542
Common stock, Class B; no par value, 0 shares authorized as of March 31, 2022 and December 31, 2021; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	252,395,590	250,163,984
Accumulated deficit	(127,178,957)	(132,158,016)
Accumulated other comprehensive loss	(65,545)	—
Total stockholders’ equity —Thorne HealthTech, Inc.	125,678,376	118,531,510
Non-controlling interest	2,134,955	(199,033)
Total stockholders’ equity	127,813,331	118,332,477
Total liabilities, convertible preferred stock and stockholders’ equity	$185,675,771	$175,299,877

THORNE HEALTHTECH, INC.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$54,668,198	$44,483,740
Cost of sales	24,550,591	21,246,522
Gross profit	30,117,607	23,237,218
Operating expenses:
Research and development	1,967,666	907,170
Marketing	5,730,253	4,239,017
Selling, general and administrative	17,637,681	11,237,303
Income from operations	4,782,007	6,853,728
Other income (expense):
Interest expense, net	(30,157)	(282,645)
Guarantee fees	—	(138,864)
Change in fair value of warrant liability	(65,919)	(1,627,751)
Other income, net	57,855	—
Total other income (expense), net	(38,221)	(2,049,260)
Income before income taxes and loss from equity interests in unconsolidated affiliates	4,743,786	4,804,468
Income tax expense	32,545	40,530
Net income before loss from equity interests in unconsolidated affiliates	4,711,241	4,763,938
Loss from equity interests in unconsolidated affiliates	—	(57,448)
Net income	4,711,241	4,706,490
Net loss — non-controlling interest	(267,818)	—
Net income attributable to Thorne HealthTech, Inc.	4,979,059	4,706,490
Undistributed earnings attributable to Series E convertible preferred stockholders	—	(4,706,490)
Net income attributable to common stockholders	$4,979,059	$—

Earnings per share:
Basic	$0.09	$—
Diluted	$0.09	$—
Weighted average common shares outstanding:
Basic	52,564,779	17,650,035
Diluted	52,624,951	17,650,035

THORNE HEALTHTECH, INC.

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended March 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$4,711,241	$4,706,490
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,341,850	985,401
Change in fair value of warrant liability	65,919	1,627,751
Non-cash lease expense	1,573,757	1,450,595
Stock-based compensation	2,009,412	510,522
Change in inventory and receivable reserves	20,479	(104,589)
Loss from equity interests in unconsolidated affiliate	—	57,448
Change in operating assets and liabilities
Accounts receivable	(3,866,766)	(1,919,225)
Related party receivables	(167,284)	(339,643)
Related party payables	(659,431)	1,335,093
Inventories	(9,424,379)	(3,549,422)
Prepaid expenses and other assets	(964,457)	(1,219,851)
Accounts payable and accrued liabilities	2,405,354	7,109,669
Operating lease liabilities	(1,546,936)	(1,863,504)
Net cash (used in) provided by operating activities	$(4,501,241)	$8,786,735
Cash Flows from Investing Activities
Purchase of property and equipment	(1,492,540)	(589,212)
Acquisition, net of cash acquired	(14,862,287)	—
Purchase of investment in unconsolidated subsidiaries	(1,000,000)	—
Purchase of license agreements	(375,000)	—
Net cash used in investing activities	$(17,729,827)	$(589,212)
Cash Flows from Financing Activities
Payments on long-term debt and finance leases	(226,874)	(125,845)
Proceeds from issuance of ownership interest in consolidated subsidiary	2,601,806	—
Proceeds from exercise of stock options	223,940	—
Net cash provided by (used in) financing activities	$2,598,872	$(125,845)

Effect of exchange rate changes on cash and restricted cash	(65,545)	—
Net (decrease) increase in cash and restricted cash	(19,697,741)	8,071,678
Cash and restricted cash, beginning of period	56,000,915	15,262,094
Cash and restricted cash, end of period	$36,303,174	$23,333,772

THORNE HEALTHTECH, INC.

Reconciliations of Non-GAAP Financial Measures

(unaudited)

	Three Months Ended March 31,
	2022	2021
Net income attributable to common stockholders	$4,979,059	$—
Undistributed earnings attributable to Series E convertible preferred stockholders	—	4,706,490
Net income attributable to Thorne HealthTech, Inc.	4,979,059	4,706,490
Net loss — non-controlling interest	(267,818)	—
Net income	$4,711,241	$4,706,490

EBITDA and Adjusted EBITDA Reconciliation
Net income	$4,711,241	$4,706,490
Depreciation and amortization	1,341,850	985,401
Interest expense, net	30,157	282,645
Income tax expense	32,545	40,530
EBITDA	6,115,793	6,015,066
EBITDA margin	11.2%	13.5%
Adjustements:
Stock-based compensation	2,009,412	510,522
Change in fair value of warrant liability	65,919	1,627,751
Guarantee fees	—	138,864
Loss from equity interests in unconsolidated affiliates	—	57,448
Acquisition costs	460,411	—
Adjusted EBITDA	8,651,535	8,349,651
Adjusted EBITDA margin	15.8%	18.8%

Adjusted Net Income Reconciliation
Net income	$4,711,241	$4,706,490
Income tax expense	32,545	40,530
Stock-based compensation	2,009,412	510,522
Change in fair value of warrant liability	65,919	1,627,751
Guarantee fees	—	138,864
Loss from equity interests in unconsolidated affiliates	—	57,448
Acquisition costs	460,411	—
Adjusted net income before adjusted tax expense	7,279,528	7,081,605
Adjusted income tax expense	(727,953)	(708,161)
Adjusted net income	$6,551,575	$6,373,445

Diluted weighted-average shares outstanding	52,624,951	17,650,035
Adjusted diluted earnings per share	$0.12	$0.36